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Exhibit 99.1


[WHEREHOUSE MUSIC LOGO]


Wherehouse Entertainment, Inc.                               P.O. Box 2831
                                                             Torrance, CA
                                                             90509-2831
                                                                 o
                                                             19701 Hamilton Ave.
                                                             Torrance, CA
                                                             90502-1334




                                    Contact: Brenda Adrian
                                             Anita-Marie Hill
                                             Sitrick And Company
                                             (310) 965-8898
                                             (310) 788-2850

FOR IMMEDIATE RELEASE
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                 WHEREHOUSE ENTERTAINMENT, INC. FILES CHAPTER 11
                  TO ACHIEVE CAPITAL RESTRUCTURING INITIATIVES


         TORRANCE, CALIF. - JANUARY 21, 2003 - Wherehouse Entertainment, Inc. announced today that in order to facilitate its capital restructuring initiatives and streamline its operations, Wherehouse and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. Since the installation of the Company's current senior management team in June 2002, a comprehensive review of all operations including the corporate headquarters has been underway. As part of its program to improve its competitiveness and profitability, Wherehouse recently closed 30 stores and expects to close an additional 120 unprofitable or underperforming stores within the next several months. Wherehouse expects that its remaining approximately 250 stores will form a solid basis for a return to profitability. These stores will continue to operate as normal.

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         "After careful evaluation of various restructuring and recapitalization alternatives, we concluded that a voluntary reorganization under Chapter 11 presents the most effective means to restructure the Company's operations, strengthen its capital structure and position Wherehouse to compete effectively in the new music industry," said Wherehouse President and Chief Executive
Officer Jerry Comstock.

         He said the increase in illegal downloading music and CD burning, coupled with continued pressure from the major discount retailers to sell product below cost has resulted in significant sales declines for the specialty retailer.

         "The retail music environment has changed dramatically in the last three years and through the Chapter 11 process we believe Wherehouse will be able to restructure its operations and exit underperforming stores while creating an appropriate capital structure that will support re-investment in our stores," Mr. Comstock said.

         As part of its restructuring initiatives, the Company intends to re-invest capital in its stores to create a more interactive environment for its customers including remodeling the stores, increasing listening availability and installation of interactive kiosks.

         Mr. Comstock said that neither Wherehouse's customers nor its employees at its continuing stores will notice any difference in operations as a result of the filing. During the reorganization process vendors will be paid for post-petition purchases of goods and services in the ordinary course. The Company has asked for Court permission to continue to honor its current customer policies regarding merchandise returns and to honor outstanding gift cards, so that there will be no impact on customers. Courts typically grant such requests and Wherehouse expects that the Court will do so here.

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          "Wherehouse has been in continuous operations for over 30 years and we anticipate that the vast majority of the music labels, as well as our other vendors, will recognize the value of doing business with us long term. With their support, the hard work of our employees and the actions we are taking to restructure our balance sheet, rationalize the number of stores, and continue initiatives to improve our product mix, we are confident Wherehouse will emerge from this process as a stronger, leaner, more efficient operation."

         The Company and its subsidiaries filed their voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.

         Based in Torrance, California, Wherehouse Entertainment, Inc. is one of the leading specialty retailers of prerecorded music, videocassettes, DVDs, video games, personal electronics and accessories in the United States. The company currently operates 370 retail stores in 23 states under the names Wherehouse Music, Tu Musica, and XChange.

                                      # # #

         STATEMENTS MADE IN THIS PRESS RELEASE THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, BELIEFS, EXPECTATIONS OR PREDICTIONS FOR THE FUTURE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, ASSUMPTIONS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. THESE RISKS, ASSUMPTIONS AND UNCERTAINTIES INCLUDE CHANGES IN LEVELS OF COMPETITION FROM CURRENT COMPETITORS AND POTENTIAL NEW COMPETITION FROM BOTH NON-TRADITIONAL RETAILERS OF THE COMPANY'S PRODUCTS AND ALTERNATIVE METHODS OR CHANNELS OF DISTRIBUTION SUCH AS INTERNET AND TELEVISION SHOPPING SERVICES AND MAIL ORDER; THE PRESENCE OR ABSENCE OF POPULAR NEW RELEASES AND PRODUCTS IN THE PRODUCT CATEGORIES THE REGISTRANT REPRESENTS; CHANGES IN LEVELS OF CONSUMER SPENDING, ESPECIALLY DURING SEASONALLY SIGNIFICANT PERIODS; CHANGES IN THE GENERAL ECONOMIC CONDITIONS IN THE UNITED STATES INCLUDING, BUT NOT LIMITED TO, CONSUMER SENTIMENT ABOUT THE ECONOMY IN GENERAL; AND THE ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL. THE FOREGOING SHOULD NOT BE CONSTRUED AS AN EXHAUSTIVE LIST OF ALL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY AND MANAGEMENT. FOR A MORE DETAILED DESCRIPTION OF THE FACTORS THAT COULD CAUSE SUCH A DIFFERENCE, PLEASE SEE THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT HAVE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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